UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2021

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Blvd, Suite 300, Atlanta, GA 30319

(Address of principal executive offices / Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HDVY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 27, 2021, United States District Court for the Western District of Texas, Waco Division (the “Court”) granted Intel Corporation’s motion to dismiss the patent infringement claims asserted against Intel by Health Discovery Corporation (the “Company”). The Court’s reasoning, as set forth in its opinion, is based on its interpretation of the two-step framework established by the U.S. Supreme Court in Alice Corp. Pty. v. CLS Bank Int’l, 573 U.S. 208 (2014).

The Court’s dismissal is without prejudice, meaning that the Company may refile the case and include additional allegations in the complaint.

The Company disagrees with the ruling and is currently evaluating its next steps in the patent litigation. The Company will continue to evaluate and fight for the rights of the Company and its shareholders. As with many legal matters, it is difficult to predict outcomes and therefore any assumption of success cannot be assured.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit 99.1 – MEMORANDUM OPINION AND ORDER GRANTING-IN-PART AND DENYING-AS-MOOT-IN-PART INTEL CORPORATION’S MOTION TO DISMISS

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: December 28, 2021	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer

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